Exhibit 4.1

COMMON STOCK [LOGO] INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE [LOGO] FINANCIAL CORP. COMMON STOCK [LOGO] SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 404172 10 8 THIS CERTIFIES that SPECIMEN is the owner of FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF HF FINANCIAL CORP. (the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. COUNTERSIGNED AND REGISTERED. CHASEMELLON SHAREHOLDER SERVICES, L.L.C. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE DATED SECRETARY [SEAL] PRESIDENT AND CHIEF EXECUTIVE OFFICER SECURITY COLUMBIAN UNITED STATES BANKNOTE COMPANY 960

[LOGO] FINANCIAL CORP. The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of HF Financial Corp. (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive offices of the Corporation). The Corporation’s certificate of incorporation provides that no “person” (as defined in the certificate of incorporation) who “beneficially owns” (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries. The Corporation’s certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 662/3% of the outstanding voting shares of the Corporation to approve certain business combinations (as defined in the certificate of incorporation) between the Corporation and a 10% or more stockholder. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 662/3% voting requirement) is applicable to the particular transaction if it is approved by a majority of the “disinterested directors” (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT TEN ENT — as tenants by the entireties (Cust) JT TEN — as joint tenants with right of Under Uniform Gift to Minors survivorship and not as tenants Act — in common (State) UNIF TRANS MIN ACT Custodian (Cust) (Minor) Under Uniform Transfers to Minors Act — (State) Additional abbreviations may also be used though not in the above list. For Value Received, PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between HF Financial Corp. and ChaseMellon Shareholder Services, L.L.C., dated as of October 23, 1996, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of HF Financial Corp. Under certain circumstances, as set forth in the Rights Agreement, the Rights described therein will be evidenced by separate certificates and will no longer be evidenced by this certificate. HF Financial Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as those terms are defined in the Rights Agreement) shall become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or obtainable. Custodian (Minor)